UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2004

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 0-16914

Ohio	31-1223339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
5.	Other Events and Regulation FD Disclosure	3

7.	Financial Statements and Exhibits	3

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Item 5. Other Events and Regulation FD Disclosure

On July 30, 2004 we entered into a 5-Year Competitive Advance and Revolving Credit Facility Agreement (the “Revolver”) that permits $450 million in aggregate borrowings and expires in July 2009.

The Revolver replaces our existing Competitive Advance and Revolving Credit Facilities that collectively permitted aggregate borrowings up to $575 million and consisted of two facilities that were due to expire in August 2004 and 2007.

Borrowings under the Revolver are available on a committed revolving credit basis at our choice of three short-term rates or through an auction procedure at the time of each borrowing. The Revolver is primarily used as credit support for our commercial paper program in lieu of direct borrowings under the Revolver.

A copy of the Revolver is filed as Exhibit 10.40.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

10.40	5-year Competitive Advance And Revolving Credit Facility Agreement dated July 30, 2004

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: August 2, 2004

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